Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Sterling Financial Corporation of our reports dated March 25, 2005, with respect to the consolidated financial statements of Sterling Financial Corporation, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3/A No. 33-55131) pertaining to the Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan

(2)	Registration Statement (Form S-8 No. 333-28101) pertaining to the 1997 Directors Stock Compensation Plan and Policy

(3)	Registration Statement (Form S-8 No. 333-103069), pertaining to the Sterling Financial Corporation 1996 Stock Incentive Plan

(4)	Registration Statement (Form S-4/A No. 333-117921), pertaining to the acquisition of the Pennsylvania State Banking Company of our report dated March 25, 2005, with respect to the consolidated financial statements of Sterling Financial Corporation and our report dated March 25, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of Sterling Financial Corporation.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2005